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                                                                    EXHIBIT 10.9

THERMO
ELECTRON CORPORATION

81 Wyman Street
Post Office Box 9046
Waltham, MA  02254-9046

                                                             September 24, 2001


Mr. Randy Thurman
46 Wyndemere Lake Drive
Chester Springs, PA  19425

Dear Randy:

     You have requested that the number of shares of Viasys Healthcare Inc. common stock reserved for issuance under the Viasys equity incentive plan be increased from the previously agreed upon 15% of the issued and outstanding shares of Viasys common stock on the distribution date to 18% of the issued and outstanding shares of Viasys common stock on the distribution date in order to accommodate the larger than anticipated number of shares of Viasys common stock for converted Thermo Electron stock options as well as your recommended stock option grants to Viasys employees. Thermo Electron was unwilling to so increase the size of the plan without a reduction in the number of shares of Viasys common stock underlying the stock options outstanding on the distribution date to no more than 15% of the issued and outstanding shares of Viasys common stock on that date.

     In connection with the foregoing, you have volunteered to reduce the size of your initial stock option grant to 1,400,000. I will inform the Viasys Board of Directors of your voluntary gesture, and my expectation is that they will take it into account in making future compensation decisions. In order to effect your willingness to so reduce the size of your initial stock option grant,
Section 7 of your Employment Agreement is hereby amended and restated to read as follows:

     "7. INITIAL STOCK OPTION AWARD. The Company shall grant to the Executive a 7-year non-qualified stock option to purchase 1,400,000 shares of Stock (the "Initial Stock Option") at an exercise price per share equal to $9.25. Such grant shall be substantially in accordance with and subject to the terms and conditions of the Stock Option Agreement attached hereto as EXHIBIT C and incorporated herein by reference, which the Company and the Executive shall enter into as soon as practicable after the date hereof."
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     If the foregoing is acceptable to you, kindly sign a copy of this letter indicating your acceptance and agreement and return the executed copy to my attention.

                                         Thermo Electron Corporation

                                         By: /s/ Richard F. Syron
                                            ----------------------------------
                                            Richard F. Syron
                                            Chairman and Chief Executive Officer


Accepted and agreed to as of the date first set forth above:

     /s/ Randy H. Thurman
     -------------------------------
     Randy H. Thurman, individually

Accepted and agreed to as of the date first set forth above with respect to the amendment to the Employment Agreement:

     VIASYS HEALTHCARE INC.

     /s/ Randy H. Thurman
     ----------------------------
     Randy H. Thurman
     President and Chief Executive Officer